                                                                    Exhibit 10.1


                                SECOND AMENDMENT
                                     TO THE
                   SUPPLEMENTAL PENSION PLAN B APPLICABLE TO
                     ELECTED SALARIED CORPORATE OFFICERS OF
         WERNER HOLDING CO. (DE), INC., ITS PARENT AND ITS SUBSIDIARIES


WHEREAS, Werner Holding Co. (DE), Inc. (the "Company") maintains Supplemental Pension Plan B Applicable to Elected Salaried Corporate Officers of Werner Holding Co. (DE), Inc., its Parent and its Subsidiaries ("Supplemental Plan B"); and

WHEREAS, Section 10 of Supplemental Plan B reserves to the Company the authority to amend Supplemental Plan B; and

WHEREAS, the Company deems it appropriate to amend Supplemental Plan B to clarify certain provisions of Section 5.

NOW, THEREFORE, Supplemental Plan B is hereby amended as follows, effective January 1, 1999:

The first paragraph of Section 5, the definition of "C" is amended to read as follows:

         C - Average annual compensation for years while an elected salaried Corporate officer, based on the same method as used in the Retirement Plan for Salaried Employees which is equal to the three (3) consecutive full calender years out of the last ten (10) full calender years prior to termination of employment that provide the highest average. For these purposes compensation shall be determined using Company payroll records and shall include salary, including salary paid in lieu of holiday or vacation, bonuses and any other regular compensation payment, but shall not include Employee Protection Pay, lump sum payments for consulting services or any other taxable income from the Company which is required to be reported on the annual W-2 forms to the U.S. Government for Federal Income Tax purposes, such as, by way of illustration and not limitation, the currently taxable portion of any fringe benefit or coverage by a fringe benefit program.


IN WITNESS WHEREOF, this Second Amendment to Supplemental Plan B has been executed this ____ day of February, 1999, by the appropriate officer of the Company pursuant to resolution of the board of directors authorizing the same.



                                               _________________________________


                                               _________________________________
                                                             Title